Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement pursuant to Section 12(b) of the Securities Exchange Act of 1934, of our report dated May 22, 2017, relating to the financial statements of Lee Tat Transportation Int’l Limited as at December 31, 2016 and 2015, and the years ended December 31, 2016 and 2015, appearing on the Amendment No. 2 to this Form 10.

/s/ HKCMCPA Company Limited

HKCMCPA Company Limited

Certified Public Accountants

Hong Kong, China

July 28, 2017